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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 28, 2007

DATAJUNGLE SOFTWARE INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hines Road, Suite 202, Ottawa, Ontario, Canada	K2K 3C7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (613) 254-7246

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-06)

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Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2007, DataJungle Software Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Aodmorris & Associates LLC (the “Consultant”) to provide corporate finance services to the Company until June 30, 2009.  As compensation for the services provided by the Consultant, the Company agreed to pay the following to the Consultant:

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$7,500 for services for the month of June 2007;

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$7,500 per month commencing upon the Company raising $500,000 in gross proceeds from equity or convertible debt offerings (each, a “Financing”)

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$15,000 per month when the Company has raised cumulatively $2,100,000 in gross proceeds from any Financing;

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500,000 shares of restricted common stock of the Company upon signing of the Agreement;

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Warrants to purchase 1,500,000 shares of restricted common stock of the Company at $0.10 per share for a period of four years upon signing of the agreement.  The warrants have a cashless exercise provision and a provision restricting conversion if the exercise would cause the Consultant and its affiliates to exceed 4.99% of the outstanding shares of common stock of the Company.

The Company agreed, at the request of the Consultant, to recommend that stockholders vote for a representative of the Consultant nominated for election to the Board of Directors of the Company, or, alternatively, to appoint a representative of the Consultant to the Board of Directors if there is a vacancy on the Board.

In addition, the Agreement provides that in the event that the Company raises $500,000 in gross proceeds in a Financing, that it shall re-price 2,973,167 issued and outstanding Series C warrants to reduce the exercise price from $0.30 per share to $0.10 per share.

Item 3.02 Unregistered Sales of Equity Securities

On June 28, 2007, the Company agreed to issue 500,000 shares of restricted common stock and warrants to purchase 1,500,000 shares of restricted common stock pursuant to the Agreement described in Item 1.01 above.

In June 2007, the Company issued 10% convertible notes (“Notes”) in the principal amounts of $100,000 maturing on June 21, 2009 and $150,000 maturing on June 29, 2009 to accredited investors. The Notes bear interest at the rate of 10% per annum payable quarterly and interest will not be paid until requested by the holder.  At the option of the Company, interest can be paid in either cash or shares of common stock of the Company calculated at a 10% discount to the average closing price of the Company’s common stock for ten trading days prior to the date interest is due to the holder.  The holder can convert the Notes together with accrued interest at any time into restricted shares of common stock of the Company at a conversion price of $0.13 per share.  In addition, the Company issued 750,000 restricted shares of its common stock to the holders, pursuant to the terms of the Notes.

These transactions were exempt pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DataJungle Software Inc.

/s/ Edward Munden

_______________________________

Edward Munden, Chairman of the Board,

CEO, President

Date: July 5, 2007